UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to ss.240.14a-12

                           INSTINET GROUP INCORPORATED
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTE
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     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           1) Title of each class of securities to which transaction applies:
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           2) Aggregate number of securities to which transaction applies:
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           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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           4) Proposed maximum aggregate value of transaction:
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           5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1) Amount Previously Paid:
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           2) Form Schedule or Registration Statement No.:
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           3) Filing Party:
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           4) Date Filed:
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                 INSTINET GROUP RECEIVES SECOND REQUEST FROM DOJ

New York - June 17, 2005 - Instinet Group Incorporated (NASDAQ: INGP) announced today that in connection with the Department of Justice's ("DOJ") investigation under the Hart-Scott-Rodino Antitrust Improvements Act of its pending acquisition by The Nasdaq Stock Market, Inc. ("Nasdaq"), the DOJ has issued a Request for Additional Information and Documentary Materials (a "Second Request") to Instinet Group Incorporated ("Instinet") and Nasdaq. The Second Request suspends the 30-day period in which the DOJ is required to conclude its investigation and make a determination on the Nasdaq/Instinet transaction. A new 30-day period will commence once Instinet and Nasdaq substantially complete their replies to the Second Request. The parties anticipated receiving this Request, and continue to work with the DOJ. The parties believe that the Second Request should not affect the anticipated timing of the merger closing.





Investor and Media Contact
Lisa Kampf
Instinet Group Incorporated
212 231 5022
lisa.kampf@instinet.com



ABOUT INSTINET GROUP
Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

o Instinet, The Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet's electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds. Lynch, Jones & Ryan, Inc., Instinet Group's commission recapture subsidiary is also a part of Instinet.

o INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.


WHERE TO FIND ADDITIONAL INFORMATION ABOUT INSTINET, NASDAQ AND THE MERGER Instinet Group intends to file a proxy statement of Instinet Group in connection with the proposed merger. Instinet Group stockholders should read the proxy statement and other relevant materials when they become available, because they will contain important information about Instinet Group, NASDAQ and the proposed merger. In addition to the documents described above, Instinet Group and NASDAQ file annual, quarterly and


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current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Instinet Group or NASDAQ are available without charge at the SEC's website, at www.sec.gov, or from the companies' websites at http://www.instinetgroup.com and http://www.nasdaq.com, respectively.

Instinet Group, NASDAQ and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Instinet Group stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of Instinet Group is set forth in the Instinet Group proxy statement for its 2005 annual meeting which was filed with the SEC on April 15, 2005. A description of certain interests of the directors and officers of NASDAQ is set forth in NASDAQ's proxy statement for its 2005 annual meeting, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.

THIS NEWS RELEASE MAY BE DEEMED TO INCLUDE FORWARD-LOOKING STATEMENTS RELATING TO INSTINET GROUP. CERTAIN IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCLOSED IN SUCH FORWARD-LOOKING STATEMENTS ARE INCLUDED IN INSTINET GROUP'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AND OTHER DOCUMENTS FILED WITH THE SEC AND AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.INVESTOR.INSTINETGROUP.COM.


(C)2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC, member NASD/SIPC, branded as Instinet, The Institutional Broker, Inet ATS, Inc., member NASD/NSX/SIPC, branded as INET, The electronic marketplace, Lynch, Jones & Ryan, Inc., member NASD/SIPC and Bridge Trading Company, member NASD/SIPC are subsidiaries of Instinet Group Incorporated, which is a member of the Reuters family of companies.